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                                                                   Exhibit 10.14


                         CRESTLINE CAPITAL CORPORATION

                               CHANGE IN CONTROL

                              SEPARATION PAY PLAN

                         CRESTLINE CAPITAL CORPORATION
                               CHANGE IN CONTROL
                              SEPARATION PAY PLAN

                                   ARTICLE 1
                                    General
                                    -------

     1.1  Purpose.  Crestline Capital Corporation (the "Company") has
          -------
established the Crestline Capital Corporation Change in Control Separation Pay Plan (the "Plan") to retain employees and to provide, under certain circumstances, severance to participants whose employment with the Company Group ends after a Change in Control.

     1.2  Funding.  The Company will pay Plan benefits from its general assets
          -------
and will bear all expenses of administering the Plan.

     1.3  Effective Date.  This Plan is effective for covered employment
          --------------
terminations between June 25, 1999 (the "Effective Date") and December 31, 2001 (the "Plan Termination Date"). If benefits are paid under this Plan, those benefits replace and supersede any and all prior severance or separation pay arrangements for the recipients, other than those contained in individual contracts with Employees of the Company Group.

                                   ARTICLE 2
                                  Definitions
                                  -----------

     2.1  Administrator means the Compensation Policy Committee of the Board or
          -------------
such other person or committee the Board appoints.

     2.2  Base Salary means a Participant's annualized salary determined using
          -----------
the greater of the Participant's rate of pay in effect on his or her employment termination date or on the date of completion of a Change in Control, excluding
(i) overtime, (ii) employer contributions to, or distributions from, any pension, profit sharing or other employee benefit or deferred

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compensation plan maintained by the Company or its affiliates, (iii) bonuses, and (iv) any special or one-time payments to employees such as car or relocation allowances, imputed income, or payments under this Plan. Base Salary includes amounts a Participant contributes under a salary reduction agreement to a plan meeting the requirements of Section 125 or 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"). For an employee compensated on an hourly basis, Base Salary means his or her then current hourly rate times his or her regularly scheduled annual work hours.

     2.3  Beneficial Ownership and Beneficially Owned for purposes of this Plan
          -------------------------------------------
have the meanings provided in Exchange Act Rule 13d-3.

     2.4  Board means the Board of Directors of Crestline Capital Corporation.
          -----

     2.5  Cause means any of the following:
          -----

          (a) an Employee's willful failure or gross negligence with respect to his or her assigned duties for the Company or the Company Group, which negligence or failure continues for more than 30 days after he or she receives written notice of actions or inactions constituting such willful failure or gross negligence,

          (b) an Employee's being convicted of or entering a plea of guilty or no contest to a felony, or

          (c) an Employee's dishonesty, embezzlement, or fraud committed in connection with his employment.

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          Cause does not include ordinary negligence or failure to act, whether due to an error in judgment or otherwise, if Employee has exercised substantial efforts in good faith to perform the duties reasonably assigned or appropriate to his position.

     2.6  Change in Control means any of the following events:
          -----------------

          (a) The ownership or acquisition (whether by a merger contemplated by Section 2.6(b) below or otherwise) by any Person (other than a Qualified Affiliate), in a single transaction or a series of related or unrelated transactions, of Beneficial Ownership of 35% or more of either

               (I) the Company's outstanding common stock (the "Company Common Stock") or

               (II) the combined voting power of the Company's outstanding securities entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities");

          (b) The merger or consolidation of the Company with or into any other Person other than a Qualified Affiliate, if, immediately following the effectiveness of such merger or consolidation, Persons who did not Beneficially Own Outstanding Company Voting Securities immediately before the effectiveness of such merger or consolidation directly or indirectly Beneficially Own more than 35% of the outstanding shares of voting stock of the surviving entity of such merger or consolidation (including for such purpose in both the numerator and denominator, shares

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               of voting stock issuable upon the exercise of then outstanding rights (including conversion rights), options, or warrants) ("Resulting Voting Securities"), provided that --

               (I) for purposes of this subsection (b), if a Person who Beneficially Owned Company Voting Securities immediately before the merger or consolidation Beneficially Owns a greater number of the Resulting Voting Securities immediately after the merger or consolidation than the number the Person received solely as a result of the merger or consolidation, that greater number will be treated as held by a Person who did not Beneficially Own Company Voting Securities before the merger or consolidation; and

               (II) such merger or consolidation would also constitute a Change in Control if it would satisfy the foregoing test if rights, options, and warrants were not included in the calculation;

          (c) Any one or a series of related sales or conveyances to any Person other than any one or more Qualified Affiliates of all or substantially all of the Company's assets (but excluding sales or conveyances in connection with either the normal expiration or other termination of the hotel leases with Host Marriott

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               Corporation or its affiliates or the termination of the hotel leases following a tax law change that would permit Host Marriott Corporation or another entity or entities in which Host Marriott Corporation owns a substantial economic interest to operate all or substantially all the hotels Host Marriott Corporation or such entity or entities owns without adversely affecting Host Marriott Corporation's qualification for taxation as a real estate investment trust under applicable Code provisions);

          (d) at any point between the Effective Date and the Plan Termination Date, Incumbent Directors cease to be a majority of the members of the Board, where an "Incumbent Director" is (i) an individual who is a member of the Board on the Effective Date or (ii) any new director whose appointment or election by the Board or whose nomination for election by the stockholders was approved by a majority of the persons who were already Incumbent Directors, other than any individual who assumes office initially as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

          (e) Any other event that the Board determines, in its discretion and with reference to "Change in Control," would materially alter the structure or business of the Company or its ownership.

          A Change in Control will also be deemed to have occurred immediately before the completion of a tender offer for the Company's securities representing more

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          than 35% of the Company Outstanding Securities, other than a tender offer by a Qualified Affiliate.

     2.7  Company Group means Crestline Capital Corporation and any majority-
          -------------
owned subsidiaries and any other entities the Administrator designates.

     2.8  Credited Year of Service means a year of employment with the Company,
          ------------------------
counting back from the date of employment termination to the same date in the preceding year and counting service with the Company, Host Marriott Corporation, and Marriott International, Inc. (to the extent the Company counts such service for other benefits purposes).

     2.9  Employee means a common-law employee of the Company Group.
          --------

     2.10 ERISA means the Employee Retirement Income Security Act of 1974, as
          -----
amended.

     2.11 Exchange Act means the Securities Exchange Act of 1934.
          ------------

     2.12 Excluded Employee means
          -----------------

          (a) anyone employed in the Asset Management Department of the Company;

          (b) anyone designated as an "intern" or a "temporary employee," while that employment category continues;

          (c) anyone designated as an independent contractor, even if later found to be an employee;

          (d)  anyone with an employment contract that provides for severance;

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          (e)  anyone employed under a contract that provides a specified term of employment, even if the parties agree to extend the term or the person remains at work after expiration of the term; and

          (f) anyone employed as of the Effective Date by any entity that the Company acquires or merges with or into after that date (even if later deemed to be employed by the Company as of the Effective Date because of the crediting of prior service or for some other reason).

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     2.13  Good  Reason means, without the Participant's consent,
           ------------

           (a) the assignment of substantial duties or responsibilities not suitable for the Employee's position or some other action that results in a substantial diminution of duties or responsibilities;

           (b) a required relocation of the Employee's principal workplace outside a 75 mile radius centered on the workplace as of the Effective Date (or such later workplace at which the Employee consents to work as his or her principal workplace);

           (c) the Company's failure to pay the Employee any Base Salary or other compensation to which he is entitled, other than an inadvertent failure the Company remedies within 30 days after the Employee notifies the Company in writing (or 5 days for failure to pay Base Salary); or

           (d) a substantial reduction in the Employee's aggregate Base Salary and other compensation taken as a whole, excluding any reductions caused by the failure to achieve performance targets.

     2.14  Other Employee means an Employee who, immediately before the Change
           --------------
in Control, is at Grade 55 or below (or, if the grades change after the Effective Date, below the level of vice president).

     2.15  Participant means an Employee who meets the participation
           -----------
requirements of Article 3 or a former Employee who is entitled to receive or is receiving benefits hereunder.

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     2.16  Person means any individual, entity, or group (within the meaning of
           ------
Section 13(d)(3) or 14(d)(2) of the Exchange Act), including any natural person, corporation, trust, association, company, partnership, joint venture, limited liability company, legal entity of any kind, government, or political subdivision, agency, or instrumentality of a government. "Person" also means two or more Persons acting as a partnership, limited partnership, syndicate, or other group for the purpose of acquiring, holding, or disposing of securities of the Company.

     2.17  Plan Year means a twelve-month period beginning on January 1 and
           ---------
ending on the following December 31, except that the initial Plan Year is the period beginning on the Effective Date and ending on the following December 31.

     2.18  Qualified Affiliate means
           -------------------

           (a) any directly or indirectly wholly owned subsidiary of the Company,

           (b) any employee benefit plan (or related trust) sponsored or maintained (i) by the Company or (ii) by any entity controlled by the Company, or

           (c) any Person consisting of one or more individuals who are then the Company's chief executive officer or any other named executive officer (as defined in Item 402 of Regulation S-K under the Securities Act of 1933) of the Company as indicated in its most recent securities filing made before the date of the transaction).

     2.19  Senior Executive means an Employee who, immediately before the Change
           ----------------
in Control, is at Grade 56 and above (including Bands 2-4), provided that, if the grades change, a Senior Executive means someone at or above the level of vice president.

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     2.20  Severance Period means a number of months equal to the number of
           ----------------
Credited Years of Service, provided that the Severance Period will (i) be a minimum of three and a maximum of 12 months for Other Employees and (ii) be 12 months for Senior Executives.

                                   ARTICLE 3
                                 Participation
                                 -------------

     3.1   Participation Requirements.  All Employees who became employed on or
           --------------------------
before the Effective Date are eligible for this Plan, other than Excluded Employees. The Administrator can, in its sole discretion, add to the Plan Employees hired after the Effective Date on either a case-by-case or group basis but cannot remove Employees from participation. Persons eligible are referred to as "Participants."

     3.2   Cessation and Resumption of Participation.  Participation of any
           -----------------------------------------
Participant will cease on the earlier of (a) the date on which the Plan terminates or (b) the later of (i) the date on which the Participant ceases to be an Employee or (ii) the date on which the Participant's benefit payment from the Plan is made. Any Participant who leaves employment and returns to employment within one year of leaving such employment but does not receive benefits under this Plan will return to participation in this Plan. Anyone returning more than one year after termination or returning after receiving benefits will be treated as a new Employee and thus will not be eligible for this Plan.

                                   ARTICLE 4
                           Eligibility for Benefits
                           ------------------------

     4.1   Separation Events.  An Employee will be eligible for the benefits
           -----------------
provided in Section 5.1 or 5.2 if, within 12 months after completion of a Change in Control,

           (a)  For a Senior Executive,

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               (i)  he or she gives at least 30 days' (10 days' for Company's failure to pay Base Salary) advance written notice of resignation as a result of Good Reason and resigns at the conclusion of such notice period (or earlier, if the Company agrees in writing to an earlier resignation date) or

               (ii) the Company terminates his or her employment without Cause,
                    or

          (b) For an Other Employee, the Company terminates his or her employment without Cause or because of a mass layoff unless the Company concurrently gives or has previously given the Senior Executive or Other Employee notice of Cause for termination.

     4.2  Administrator to Determine Eligibility.  The Administrator will
          --------------------------------------
determine in good faith whether or not a separation event described in Section
4.1 has occurred with respect to a Participant. The Administrator can require a Participant to execute a satisfactory waiver and release as a condition to receipt of benefits.

     4.3  Death or Disability.  A Participant whose employment ends because of
          -------------------
death or disability is not entitled to benefits under this Plan.

                                   ARTICLE 5
                        Amount and Payment of Benefits
                        ------------------------------

     5.1  Amount of Separation Benefits for Senior Executives.  A Participant
          ---------------------------------------------------
who qualifies for benefits under Section 4.1 as a Senior Executive will receive the following:

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

          (a) severance equivalent to one month's Base Salary for each month in the Severance Period (12 months) payable periodically as though the Participant had remained employed for that period, and the Participant's accrued but unused PTO (paid time off) calculated at his or her then Base Salary;

          (b) continued payment by the Company for the Participant's life, health, and disability insurance coverage during the Severance Period to the same extent the Company paid for such coverage immediately before termination and subject to the eligibility requirements and other terms and conditions of such insurance coverage (or, if the coverage becomes unavailable during the Severance Period, the Company will then be obligated only to pay the Participant an amount equal to the employer premiums for such insurance for the remainder of the Severance Period);

          (c) vesting as of the last day of employment in any unvested portion of any stock option, restricted stock, and deferred stock and all rights under other deferred compensation arrangements; and

          (d) a pro-rata share of any performance bonus to which the Participant would otherwise have been entitled for the fiscal year in which his or her employment ends, with the proration based on the portion of the fiscal year before the Participant's employment ended and with the bonus paid within 60 days following the end of the fiscal year in which the termination occurs.

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          Benefits under Section 4.1 are in lieu of all other severance, except as required by law. The benefits in Section 5.1 will be reduced by any payments due under the Workers Adjustment and Retraining Notification Act (WARN Act).

     5.2  Amount of Separation Benefits for Other Employees.  A Participant who
          --------------------------------------------------
qualifies for benefits under Section 4.1 as an Other Employee will receive the following:

          (a) severance equivalent to one month's Base Salary for each month in the Severance Period payable periodically as though the Participant had remained employed for that period, and the Participant's accrued but unused PTO (paid time off) calculated at his or her then Base Salary;

          (b) continued payment by the Company for the Participant's health insurance coverage during the Severance Period to the same extent the Company paid for such coverage immediately before termination and subject to the eligibility requirements and other terms and conditions of such insurance coverage (or, if the coverage becomes unavailable during the Severance Period, the Company will then be obligated only to pay the Participant an amount equal to the employer premiums for such insurance for the remainder of the Severance Period);

          (c) vesting as of the last day of employment in any unvested portion of any stock option, restricted stock, and deferred stock and all rights under other deferred compensation arrangements and;

          (d) a pro-rata share of any performance bonus to which the Participant would otherwise have been entitled for the fiscal year in which his or her employment ends, with the proration based on the number of months in the Severance Period divided by 12 and with the bonus paid within 60 days following the end of the fiscal year in which the termination occurs.

          Benefits under Section 4.1 are in lieu of all other severance, except as required by law. The benefits in Section 5.2 will be reduced by any payments due under the Workers Adjustment and Retraining Notification Act (WARN Act).

     5.3  Tax Law Limits.  A Participant whose benefits under Section 5.1 or 5.2
          --------------
by themselves or together with other payments cause him or her to incur or be likely to incur an excise tax under Section 4999 of the Code may elect to have those benefits reduced by the Company in the manner the Administrator reasonably selects to a level not likely to cause the Participant to incur taxes under
Section 4999 of the Code if the effect of reducing benefit payments would, net of the tax under Section 4999 of the Code, otherwise likely leave the Participant in a better position than would receiving the full benefits.

     5.4  Withholding.  All payments under this Plan will be reduced by any
          -----------
applicable tax and other required withholdings.

     5.5  Claims Procedure and Arbitration.
          --------------------------------

          (a) A Participant who does not automatically receive his or her benefit under the Plan may apply for Plan benefits by filing with the Administrator a signed, written application specifically identifying the benefits requested

                                      -15-
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               and describing all facts and circumstances entitling him or her to payment of benefits.

          (b) Within 90 days after receipt of an application for benefits, the Administrator must notify the Participant of the Administrator's decision. If the claim is denied in whole or in part, the Administrator's notice of denial must be in writing and must give:

               (i) the specific reasons for denial with specific reference to pertinent Plan provisions upon which the denial was based;

               (ii) a description of any additional materials or information necessary for the Participant to perfect the claim and an explanation of why the materials or information are necessary; and

               (iii) an explanation of the Plan's claim review procedure.

          (c) For a period of 60 days after receiving the Administrator's notice of denial, a Participant or his or her duly authorized representative may:

               (i)   review pertinent documents; and

               (ii) submit a written request to the Administrator for review of the denial.

               A Participant submitting a request for review will be allowed to submit issues and comments in writing to the Administrator.

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          (d)  The Administrator will afford any Participant so requesting a full and fair review of the decision denying his or her claim. The Administrator must issue a written decision to the Participant within sixty days after receipt of the request for review (unless special circumstances require an extension of time, in which case a decision must be rendered as soon as possible but no later than 120 days after the request for review). The Administrator's decision must give specific reasons for the decision, written in a manner calculated to be understood by the Participant and must include specific references to the pertinent Plan provisions upon which the decision is based.

          (e) Arbitration. Any disputes not resolved by the foregoing procedure may be submitted by either a Participant or the Company to mandatory arbitration in Maryland before a single arbitrator under the Commercial Arbitration Rules of the American Arbitration Association, or its successor, then in effect. The arbitrator's decision must be rendered in writing, will be final, and may be entered as a judgment in any court in the State of Maryland. The Company and any Participant seeking benefits under this Plan irrevocably consent for this purpose to the jurisdiction of the federal and state courts located in Maryland. Each party is responsible for its or his or her own costs incurred in such arbitration and in enforcing any arbitration award, including attorneys' fees and expenses.

                                   ARTICLE 6
                                Administration
                                --------------

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     6.1  Administrator.  The Board will name an Administrator of the Plan, who
          -------------
will be a fiduciary with respect to the Plan. The Administrator will serve at the pleasure of the Board and may be removed by the Board at any time with or without cause. If the Board removes the Compensation Policy Committee as Administrator and fails to appoint another Administrator, the Vice President, Human Resources will be the Administrator.

     6.2  Power and Duties of Administrator.  The Administrator will have
          ---------------------------------
authority to control and manage operation and administration of the Plan, including all rights and powers necessary or convenient to carry out his or her functions hereunder, whether or not such rights and powers are specifically enumerated herein. In particular, except as otherwise exercised by the Board, the Administrator has the sole and exclusive discretion, authority, and responsibility for administering, construing, and interpreting the provisions of the Plan and making all determinations concerning the Plan. In establishing the Administrator's discretion, authority, and responsibility, the Company intends to grant the Administrator the broadest possible powers to interpret and administer the Plan so that judicial or other review of Administrator decisions is limited to the extent allowed by law and so that maximum deference is given to all Administrator decisions under or relating to the Plan.

     Without limiting the generality of the foregoing, and in addition to the other powers set forth in this Plan, the Administrator will have the following express authority:

          (a) To construe and interpret the Plan and decide all questions of eligibility for participation and benefits, consistent with the express terms of the Plan;

          (b) To prescribe procedures to be followed by Participants for applying for benefits hereunder;

          (c) To prepare and distribute, in such manner as the Administrator determines to be necessary or appropriate, information explaining the Plan; and

          (d) To receive from the Company Group and from Participants such information as is necessary for proper administration of the Plan.

     6.3  Administrator as Participant.  The Administrator may also be a
          ----------------------------
Participant, but he or she is not permitted to make any discretionary decision or take any action affecting him or her as a Participant unless such decision or action is upon a matter that affects all other similarly situated Participants and confers no special right, benefit, or privilege on the Administrator not simultaneously conferred upon such other Participants.

     6.4  Records and Reports.  The Administrator will take any actions he or
          -------------------
she deems necessary or appropriate to comply with laws and regulations relating to maintenance of records, notification to Participants, reports to the United States Department of Labor, and all other requirements applicable to the Plan.

     6.5  Designation of Other Persons.  The Administrator may designate other
          ----------------------------
persons to carry out a specified part or parts of his or her responsibilities hereunder (including the power to designate other persons to carry out a specified part of such designated responsibility).

     6.6  Indemnification.  The Company will, to the extent not inconsistent
          ---------------
with or in violation of its by-laws and the laws of its state of incorporation, indemnify and hold harmless any director, corporate officer or employee involved in the administration of the Plan from any and all claims, loss, damages, expense (including reasonable counsel fees), and liability (including any amounts paid in settlement with the Company's approval) arising out of any act or omission of such person incurred in the administration of the Plan. The Company will not indemnify any person whose conduct is determined to be knowing or willful misconduct. The Company may purchase such policy or policies of liability insurance as it deems necessary and appropriate to protect any person involved in the administration of the Plan from any liability that may be incurred or is a result of the performance of administrative duties, other than liability arising out of knowing or willful misconduct of such person.

                                   ARTICLE 7
                         Plan Amendment or Termination
                         -----------------------------

     7.1  Amendment and Termination.  The Company forgoes any right before
          -------------------------
January 1, 2002 to amend the Plan in a manner adverse to Participants. Any purported amendment or termination inconsistent with the preceding sentence will be treated as entitling Participants to benefits under the Plan without the requirement of resigning from employment. Subject to the foregoing, the Board reserves the right to amend the Plan as it deems necessary or advisable. The Plan will terminate at midnight Eastern Time on the Plan Termination Date, and no Participant not already entitled to or currently receiving benefits will receive benefits under this Plan after that date.

     7.2  Form of Amendment.  Any Plan amendment may only be made by an
          -----------------
instrument in writing and signed by a duly authorized officer or officers of the Company certifying that the amendment has been authorized and directed by resolution of the Board.

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

                                   ARTICLE 8
                                 Miscellaneous
                                 -------------

     8.1  No Guarantee or Contract of Employment, etc.  Neither the creation of
          -------------------------------------------
the Plan nor anything contained herein should be construed as giving any Participant or other individual any contract of employment, any other right to remain in the employ of the Company Group or to be dismissed only for cause (whether or not such cause would constitute Cause under this Plan), any equitable or other interest in the assets, business, or affairs of the Company Group, or any right to challenge any action taken or policy adopted or pursued by the Company Group.

     8.2  Controlling Law.  The terms of the Plan and the rights and duties of
          ---------------
all parties hereto or persons affected hereby must be construed and determined according to ERISA. To the extent that ERISA does not apply, the laws of the State of Maryland apply. The Company intends the Plan to be an employee welfare benefit plan as described in Section 3(1) of ERISA. In the event of any ambiguity in the Plan, the interpretation of the Administrator will be binding for all purposes; provided, however, that the Plan must always be construed in compliance with applicable law.

     8.3  Nonalienation of Benefits.  No right or benefit provided by this Plan
          -------------------------
may be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same will be void. No such right or benefit is liable for or subject to the debts, contracts, liabilities, engagements, or torts of any person entitled to such right or benefit. No such right or benefit may be subject to garnishment, attachment, execution, or levy of any kind.

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

     8.4  Severability.  If any provision of the Plan is held illegal or invalid
          ------------
for any reason, such illegibility or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal and invalid provision were not included.

     8.5  Participants as Unsecured Creditors.  Participants will be unsecured
          -----------------------------------
general creditors of the Company with respect to any rights derived from the existence of the Plan. Title to and beneficial ownership of any Company assets which may be used to satisfy the Company's obligation to make payment of the compensation or benefits provided hereunder will remain solely the property of the Company.

     8.6  Successors and Assigns.  The Plan will inure to the benefit of and
          ----------------------
bind each successor and assign of the Company. All obligations imposed upon a Participant, and all rights granted to the Company Group hereunder, will bind the Participant's heirs, legal representatives, and successors. The Company will require any successor entity to expressly assume the obligations of this Plan. If the successor disputes its obligation to assume this Plan, that will be treated as an event entitling Participants to benefits under the Plan without the requirement of resigning from employment.

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